Fourth Quarter and Fiscal Year 2017 Financial Results January 23, 2018 Building a Premier Regional Financial Services Organization Exhibit 99.2

Forward–Looking Statements Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning.  You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information.  These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements.  You should be aware that the occurrence of the events described under the caption Item 1A. Risk Factors in this report could have an adverse effect on our business, results of operations and financial condition.  Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected. Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets as well as crude oil prices, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of issues relating to the European financial system and monetary and other governmental actions designed to address the level and volatility of interest rates and the volatility of securities, currency and other markets, the enactment of legislation and changes in existing regulations or enforcement practices or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, changes in our compensation and benefit plans, including those associated with the planned termination of our noncontributory tax-qualified defined benefit pension plan, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, acts of war or terrorism, and other risks described in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Financial Highlights Source: Company reports (1) Refer to non GAAP Financial Measures on page 12 Continued solid performance At December 31, 2017: Total Assets $13.8 billion Total Loans (LHFI & Acquired) $8.8 billion Total Deposits $10.6 billion Banking Centers 198 Q4-17 2017 Reported Net Income $15.8 $105.6 EPS $0.23 $1.56 Core (1) Net Income $32.7 $130.6 EPS $0.48 $1.92 Dividends / Share $0.23 $0.92 Tangible Equity / Tangible Assets 8.77% Total Risk-Based Capital Ratio 13.10% Profitable Revenue Generation Loans held for investment (LHFI) increased $162.6 million, or 1.9%, from the prior quarter and $718.8 million, or 9.2%, year-over-year Revenue for 2017 totaled $592.2 million, a $30.7 million, or 5.5%, increase Net interest income (FTE) excluding acquired loans increased 7.2% from the previous year to total $402.9 million Noninterest income increased 6.2% from previous year to total $184.7 million Expense Management and Taxes Core noninterest expense for 2017 totaled $399.5 million Trustmark estimates its annual effective income tax rate will decrease to approximately 12% to 14% beginning in 2018 primarily as a result of the Tax Cuts and Jobs Act of 2017 (Tax Reform Act) Credit Quality Allowance for loan losses represented 320.8% of nonperforming loans, excluding specifically reviewed impaired loans Credit quality remained solid as net charge-offs represented 11 basis points of average loans at 12/31/2017 M&A Expanded our presence in the Huntsville, AL MSA with the merger of RB Bancorporation, holding company for Reliance Bank

Source: Company reports Loans Held for Investment (LHFI) Continued growth in LHFI, while remaining focused on credit quality and profitability Year-over-Year loan growth by state ($ in millions): AL $476 MS $197 TX $18 FL $26 TN $2 Trustmark has no loan exposure in which the source of repayment or the underlying security of such exposure is tied to the realization of value from energy reserves Total energy-related sector exposure of $415.2 million  with outstanding balances of $226.5 million – representing 2.7% of total LHFI – at December 31, 2017 At December 31, 2017, nonaccrual energy-related loans represented 9.7% of outstanding energy-related loans and 26 basis points of outstanding LHFI  Continued diversified loan growth Loans HFI – End of Period ($ in millions) Loans HFI by Type Dollar Change: $111 $154 $291 $163 ($ in millions)

Nonperforming assets totaled $110.8 million, a decrease of 5.8% linked quarter and 0.4% year-over-year ORE totaled $43.2 million, a 10.6% decrease from the prior quarter and a 30.3% decline from the previous year Allowance for loan losses represented 320.8% of nonperforming loans, excluding specifically reviewed impaired loans Allowance for both held for investment and acquired loan losses represented 0.92% of total loans(1) Credit Risk Management Source: Company reports Noted: Unless noted otherwise, credit metrics exclude acquired loans and other real estate covered by FDIC loss-share agreement (1) ALL includes allowances for both held for investment and acquired loans; total loans include held for investment and acquired loans Other Real Estate Allowance for Loan Losses Continued resolution of problem assets and solid asset quality metrics Dollar Change: ($6) ($5) ($6) ($2) 193% ($ in millions) ALL(1) ALL / Total Loans(1) ALL / Nonperforming Loans (excl. Specifically Reviewed Impaired Loans) 207% 210% 203% 231% ($ in millions) 277% 302% 321% 267%

Source: Company reports ($ in millions) Acquired Loan Portfolio Acquired Loans (period end balances) Acquired loan yield in the fourth quarter totaled 9.27% and included recoveries from settlement of debt of $1.1 million, which represented approximately 1.6% of the total yield on acquired loans The yield on acquired loans (excl. recoveries) for the first quarter is expected to be in the 6.0% - 7.0% range, reflecting most recent re-estimation of cash flows Based upon most recent cash flow analyses, acquired loan balances (excl. any settlement of debt) are anticipated to decline approximately $15 to $25 million during the first quarter Accretable Yield ($ in millions) Dollar Change: ($54) Interest Income & Impairment – Acquired Loans (1) Net interest income on acquired loans - Provision for acquired loan losses $97 ($31) ($ in thousands) Dollar Change: $1 ($2) ($3) ($2) ($22)

Deposits totaled $10.6 billion at December 31, 2017, an increase of 3.4% from the previous quarter and 5.2% year-over-year Strength of franchise reflected in our low cost of deposits of 28 bps; approximately 59% of deposit balances in checking accounts Noninterest-bearing deposits represented 29% of average deposits in the fourth quarter Source: Company reports (1) Source: SNL Financial; Peer Group as defined in Trustmark’s 2017 Proxy Statement Attractive, Low-Cost Deposit Base ($ in millions) Cost of Deposits 0.14% 0.16% 0.20% 0.25% 0.28% Peer Median (1) 0.23% 0.23% 0.26% 0.30% N/A Well-diversified deposit base serves as an excellent, low-cost source of funds Deposit Mix – Average Balance 32% 30% 30% 29% 29% 68% 70% 70% 71% 71% Total Deposits at December 31, 2017 – $10,578 ($ in millions) Deposit Mix by Type – Q4-17 Ending Balance 28% 31% 16% 17% 8%

Income Statement Highlights – Revenue Net Interest Income – FTE Net Interest Margin Noninterest Income ($ in millions) Net Interest Income on Acq. Loans Net Interest Income (excl. Income on Acq. Loans) Source: Company reports ($ in millions) Net interest income (FTE) totaled $427.3 million in 2017, an increase of $21.5 million , or 5.3%, from the prior year Noninterest income totaled $184.7 million in 2017, a 6.2% increase from the prior year; noninterest income remains well diversified and comprises 31% of revenue Mortgage banking revenues totaled $6.3 million in the fourth quarter, a $1.9 million increase from the prior quarter. When compared to the prior year, revenues increased 6.0% to total $29.9 million Wealth management revenue totaled $7.7 million for the fourth quarter, a 2.6% increase from the prior quarter; when compared to the prior year, revenue remained stable Insurance revenue totaled $38.2 million in 2017, up 3.8% from the prior year

Income Statement Highlights – Noninterest Expense and Taxes Source: Company reports Core noninterest expense, which excludes ORE, intangible amortization and non-recurring items, totaled $100.8 million for the fourth quarter Salaries and benefits expense was $59.8 million for the fourth quarter, a 1.6% increase from the prior quarter due primarily to increased expense related to incentive compensation programs Services and fees increased 1.9% from the prior quarter reflecting higher spending on outside services and fees and advertising Trustmark’s fourth quarter and year ended effective income tax rate equaled 61.4% and 31.6%, respectively. Excluding the impact of the re-measurement of net deferred tax assets of $25.6 million related to the Tax Reform Act and the elimination of the deferred tax valuation allowance of $8.7 million during the fourth quarter, Trustmark’s fourth quarter and year ended effective tax rate would have been 19.9% and 20.6%, respectively Trustmark estimates its annual effective income tax rate will decrease to approximately 12% to 14% beginning in 2018 primarily as a result of the Tax Reform Act Noninterest Expense ($ in millions) Core Noninterest Expense Noninterest Expense (excl. ORE, Intangible Amortization and One-time Charges) ORE and Intangible Amortization ERP charges and pension derisking charges Reliance acquisition expenses Termination of defined benefit pension plan Note: Excluding operating expenses associated with the Reliance Bank merger ($3.1 million) in 2017, noninterest expense increased 2.0% from 2016 levels

Capital Management Source: Company reports (1) The regulatory capital ratios for December 31, 2017 contains a reclassification adjustment of $8.5 million from AOCI to retained earnings as allowed by regulatory agencies in an interagency statement released January 18, 2018 to address disproportionate tax effect in AOCI resulting from the recent enactment of the Tax Cuts and Jobs Act of 2017 and the application of Financial Accounting Standards Board Accounting Standards Codification Topic 740, Income Taxes. Tangible equity to tangible assets ratio was 8.77%, while the total risk-based capital ratio was 13.10% in the fourth quarter During the fourth quarter, Trustmark did not repurchase any of its common shares. The repurchase program, which is subject to market conditions and management discretion, may be implemented through open market repurchases or privately negotiated transactions Solid capital base provides the opportunity to support both organic and acquisitive growth initiatives while meeting the needs of our customers and providing value to our shareholders Solid capital position reflects consistent profitability of diversified financial services businesses Tangible Equity / Tangible Assets Common Equity Tier 1 Capital Ratio1 Total Risk-based Capital Ratio1

Profitable revenue generation Balance sheet optimization Targeted, cost-effective deposit growth Business development and cross-selling Mergers and acquisitions In-market consolidation Expand to additional attractive markets Patience and discipline Process improvement and expense management Performance measurement Market and delivery channel optimization Capital and expense management Enterprise-wide analytics system Strategic Priorities to Enhance Shareholder Value Credit quality Maintain disciplined underwriting and pricing Resolution of existing problem assets Effective risk management and compliance Ensure regulatory compliance Cybersecurity and fraud detection system Create value-added proposition, while managing business more effectively

Non GAAP Financial Measures

Trustmark discloses certain non-GAAP financial measures, including net income adjusted for significant non-routine transactions, because Management uses these measures for business planning purposes, including to manage Trustmark's business against internal projected results of operations and to measure Trustmark's performance. Trustmark views net income adjusted for significant non-routine transactions as a measure of our core operating business, which excludes the impact of the items detailed below, as these items are generally not operational in nature. This non-GAAP measure also provides another basis for comparing period-to-period results as presented in the accompanying selected financial data table and the audited consolidated financial statements by excluding potential differences caused by non-operational and unusual or non-recurring items. Readers are cautioned that these adjustments are not permitted under GAAP. Trustmark encourages readers to consider its consolidated financial statements and the notes related thereto in their entirety, and not to rely on any single financial measure.

The following table presents adjustments to net income and select financial ratios as reported in accordance with GAAP resulting from significant non-routine items occurring during the periods presented ($ in thousands, except per share data):

	Quarter Ended				*Year Ended*			
	12/31/2017		*12/31/2016*		*12/31/2017*		*12/31/2016*	
	Amount	*Diluted EPS*	*Amount*	*Diluted EPS*	*Amount*	*Diluted EPS*	*Amount*	*Diluted EPS*
Net Income (GAAP)	$ 15,768	$ 0.232	$ 28,923	$ 0.426	$ 105,630	$ 1.556	$ 108,411	$ 1.599
Significant non-routine transactions (net of taxes):								
Re-measurement of net deferred taxes	25,619	0.377	—	—	25,619	0.377		
Elimination of deferred tax valuation allowance	(8,650)	(0.127)	—	—	(8,650)	(0.127)		
Defined benefit plan termination	—	—	—	—	10,895	0.160	—	—
Reliance merger transaction expenses	—	—	—	—	1,999	0.029	—	—
Gain on life insurance proceeds	—	—	—	—	(4,894)	(0.072)	—	—
Early retirement program expense	—	—	165	0.002	—	—	6,049	0.089
Pension expense due to de-risking strategy in Plan Assets Portfolio	—	—	410	0.006	—	—	820	0.012
Net Income adjusted for significant non-routine transactions (Non-GAAP)	$ 32,737	$ 0.482	$ 29,498	$ 0.434	$ 130,599	$ 1.923	$ 115,280	$ 1.700
	Reported (GAAP)	*Adjusted (Non-GAAP)*	*Reported (GAAP)*	*Adjusted (Non-GAAP)*	*Reported (GAAP)*	*Adjusted (Non-GAAP)*	*Reported (GAAP)*	*Adjusted (Non-GAAP)*
Return on equity	3.96%	8.22%	7.51%	7.65%	6.77%	8.37%	7.14%	7.59%
Return on average tangible equity	5.60%	11.30%	10.41%	10.61%	9.39%	11.53%	9.99%	10.60%
Return on assets	0.45%	0.94%	0.87%	0.89%	0.77%	0.95%	0.84%	0.89%

Source: Company reports

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Trustmark
Banking and Financial Solutions